Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (“LEASE”) ENTERED INTO ON THIS _7th_ DAY OF JANUARY, 2006, BY AND BETWEEN INMOBILIARIA LA RUMOROSA, S.A. DE C.V., HEREIN REPRESENTED BY PABLO CHARVEL OROZCO (HEREINAFTER REFERRED TO AS “LESSOR”) AND IVEMSA S.A. DE C.V., HEREIN REPRESENTED BY SERGIO TAGLIAPIETRA NASSRI, (HEREINAFTER REFERRED TO AS “LESSEE”), BINDS THE PARTIES PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES.

RECITALS

The Lessor, through its legal representative, states:

A.	That Lessor is a corporation duly organized and existing under the laws of the United Mexican States.

B.
That Lessor is duly represented herein by Pablo Charvel Orozco, who has full power and authority to execute this Agreement on its behalf, as evidenced by the public instrument attached hereto as Exhibit A.  Furthermore, Pablo Charvel Orozco hereby represents that such authority has not been limited nor revoked in any manner whatsoever.

C.
That as evidenced by public instrument number 3,807, dated January 6, 1997, granted before Mr. Horacio Carvajal Moreno, Notary Public Number 46, for the Judicial District of Tlalnepantla, State of Mexico, Mexico, which was duly recorded at the Public Registry of Property and Commerce of Mexicali, Baja California, Mexico, under record number 17,617, Civil Section, Lessor is the owner in fee simple of Lot Number Ninety-Eight (“Lot 98”) of Colonia Rivera, located in the city of Mexicali, Baja California, Mexico, which has a surface area of five (5) hectares approximately.  A legal description of Lot 98 is attached hereto as Exhibit B, which has a total surface area of 45,566.011 square meters.  That Lessor has the authorization to develop the Calafia Industrial Park (hereinafter referred to as the “Park”) granted by the Urban Control Department of Municipal Government issued on December 18, 1997.

D.
Lessor leases to Lessee a portion of an industrial building (the “Building”) located within the Park and commonly known as Av. Eucalipto, #2351, Col. Rivera, Modulo Cy D, C.P. 21259, Mexicali, Baja California, Mexico as depicted on Exhibit C attached hereto (hereinafter “Leased Premises”).

The Lessee, through its representative, states:

A.	That Lessee is a corporation duly organized and existing in accordance with the laws of the United Mexican States.

B.
That Lessee is duly represented by Sergio Taglapietra Nassri, who has full power and authority to execute this Agreement on its behalf, as evidenced by the public instrument attached hereto as Exhibit D Furthermore, Sergio Taglapietra Nassri hereby represents that such authority has not been limited nor revoked in any manner whatsoever.

C.	That Lessee wishes to enter into this Lease in order to lease the Leased Premises from the Lessor under the terms and conditions herein set forth.

Having stated the foregoing, the parties agree on the following:

ARTICLES:

ARTICLE 1.          LEASE.

1.1
Subject to the terms and conditions set forth herein, the Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor the Leased Premises.  Lessee shall also have the right to (i) the exclusive use of forty-eight (48) parking spaces located the parking area adjacent to the Building and (ii) the non-exclusive use together with other tenants in the Park of all common areas located in the Park.

1.2
Lessor represents and warrants that the Leased Premises is comprised of 23,238 usable square feet and the improvements located within the Leased Premises have been constructed in accordance with the specifications set forth in Exhibit G attached hereto and the plans and specifications prepared by Lessor dated April 5, 2005.  Lessor further represents and warrants that (i) the Building shall contain no structural defects or defective systems; (ii) the Building systems shall be in proper working order and condition and that the Building and the Leased Premises shall be in compliance with all applicable laws, ordinances, rules, regulations and codes; (iii) the use of the Leased Premises by Lessee for the purposes described in Article 3 are permissible under all applicable zoning codes, laws, rules and regulations; (iv) the Building is served by all utilities necessary for Lessee’s intended use of the Leased Premises as described in Article 3 and such utilities are adequate with respect to service and capacity for Lessee’s intended use of the Leased Premises as described in Article 3; and (v) the Building, the Leased Premises, and Lessor’s Work (as hereinafter defined) are free from all defects, patent, latent or otherwise.

ARTICLE 2.           OWNERSHIP OF THE LEASED PREMISES.

2.1
Lessor represents and warrants that Lessor is the sole owner and has clear and marketable title to the Building and the Leased Premises and the common areas contiguous thereto, and warrants that Lessee, upon Lessee’s payment of rent and compliance with Lessee’s obligations hereunder, Lessee shall have the quiet enjoyment of the Leased Premises.  Lessor and Lessee agree that, as provided by the Civil Code of the State of Baja California, this Lease shall survive any foreclosure of any lien or any mortgage on the Leased Premises and that any default in payment of any such lien or mortgage shall in no way prejudice the terms of this Lease, the rights of Lessee hereunder, or any extensions thereof. Any amendments to such mortgages or any new mortgages on the Leased Premises shall contain a provision acknowledging the existence and duration of this Lease and Lessee’s right to extend the term of this Lease pursuant to Article 21 hereof and the options to lease additional space as set forth in Articles 22 and 23 hereof.

2.2
Lessor represents that the rules and regulations, attached hereto as Exhibit E (the “Park Rules”) are legally binding against the Park and, thus, the Leased Premises.  Lessor and Lessee acknowledge the existence of the Park Rules and understand the binding nature of the same upon anyone claiming an interest in Lot 98.

ARTICLE 3.           USE OF THE LEASED PREMISES

The purpose for which the Lessee shall use the Leased Premises shall be as follows: general office use and the manufacture, warehousing, and distribution of aircraft related products and services, including, but not limited to, heat treating, forming, cutting, repair, engineering, sales, product demonstration, training of customers and employees, ancillary storage, parking of cars and all other uses incidental and related to a manufacturing, warehouse and office facility, and for no other purposes without the written consent of the Lessor, which consent shall not be unreasonably withheld or delayed.  During the Term (as hereinafter defined) of this Lease, the Lessee shall make its best efforts to not do or permit anything to be done on or about the Leased Premises, which shall in any way conflict with all applicable laws, statutes, ordinances, or governmental rules.

ARTICLE 4.           TERM OF THE LEASE.

4.1
The term of this Lease (the “Term”) shall commence on February 1, 2006 (“Lease Commencement Date”) and shall expire seventy-four (74) months thereafter.  The Leased Premises shall be delivered to Lessee on the Lease Commencement Date broom clean and free of personal property of others and Lessor shall have completed Lessor’s Work in accordance with the terms and provisions set forth in Exhibit G, attached hereto and incorporated herein by reference.

4.2
Lessee may terminate this Lease prior to the expiration of the Term, provided however, that Lessee previously fulfills each and all of the following conditions: (i) that Lessee serves and provides Lessor written notice thereof at least six months prior to the proposed date of termination; (ii) that Lessee together with the mentioned notice, delivers and pays to Lessor as consideration for such early termination, an amount equivalent to the sum of all monthly rental payments (based on the then current monthly rent) for the remaining period of the Lease Term discounted at a rate of 7%.

4.3
The parties agree that the Lessee may commence its occupation of the Leased Premises on December 20, 2005 (the “Early Occupation Period”) with no obligation to pay rent to Lessor until such time as specified in Section 5.1 below.  Lessor shall provide Lessee with temporary office space to accommodate seven (7) employees of Lessee as needed by Lessee during the Early Occupation Period.

ARTICLE 5.           RENTAL AND TERMS AND CONDITIONS OF PAYMENT.

5.1
Commencing on April 1, 2006 (the “Rent Commencement Date”), Lessee shall pay rent on a monthly basis to Lessor, without any formal demand from Lessor, for the first year of the Lease Term, in an amount equal to the rate of $0.39 per square foot multiplied by the usable square feet of the Leased Premises as set forth in Article 1 (it being the intention of the parties that Lessee shall be entitled to a rental abatement for the months of February and March of 2006).  In addition to the rental rate set forth in this Section 5.1, Lessee shall also be responsible for the monthly maintenance fee as set forth in Section 8.3.  During the remaining five (5) years of the Term and any renewal terms, Lessee shall pay rent on a monthly basis in an amount calculated in accordance with Section 5.2 below.

5.2
On each anniversary of the Lease Commencement Date during the Term and any Extension Period, to the extent such option shall be exercised, monthly rent shall be increased at the rate of three percent (3%) over the monthly rent for the prior year and shall be as follows:

Monthly Rental Payment
(Without Maintenance Fee)
Year 1	$9,062.82
Year 2	$9,334.70
Year 3	$9,614.74
Year 4	$9,903.18
Year 5	$10,200.28
Year 6	$10,506.29

5.3
Lessee shall pay rent to Lessor at the address specified in Section 24 below in monthly installments, in advance, on or prior to the tenth (10th) day each calendar month, throughout the Term without deduction, offset, prior notice, or demand, in lawful money of the United States.

5.4
The Lessee shall pay the Value Added Tax which may be applicable to the monthly rent payment, and the Lessor shall issue the corresponding invoice simultaneously with such payment, containing all requirements of Fiscal Law, evidencing the payment of rent and the Value Added Tax by Lessor.

5.5
In the event Lessee does not pay rent on or prior to the tenth (10th) day of the month, Lessee shall pay Lessor interest on the unpaid amount at the per annum rate of eighteen percent (18%).  Such interest shall continue to accrue until such time payment has been made in full by Lessee.

ARTICLE 6.           TAXES AND UTILITIES.

6.1
The Lessee shall, as of the Lease Commencement Date and during the Term of this Lease, pay and timely discharge all electrical service charges, natural gas service charges, if any, telephone service charges and water and sewer charges.  All license and permit fees and other Federal, State or Municipal charges imposed upon the Leased Premises shall be paid by Lessor during the Lease Term.  Notwithstanding anything to the contrary set forth herein, Lessor shall be responsible for the payment of all real estate property taxes assessed against the Leased Premises.

6.2
Lessor, at Lessor’s sole cost and expense, shall install or have installed all water, sewer and electrical and telephone lines for the general supply of water, sewer, electrical and telephone service to the Leased Premises, in accordance with all federal, state and local regulations, and shall cause the installation of the same to be accepted and approved by the Federal, State, or local authorities having jurisdiction over all streets abutting the Leased Premises.  Lessee shall contract and pay for all utilities it shall use.  Lessor, at Lessor’s sole cost and expense, shall have further installed all lighting fixtures, a power station and air conditioning in the Leased Premises for use by Lessee in accordance with Exhibit G.

6.3
It is agreed and understood by the parties that Lessor will use its best efforts to assist Lessee to contract all utility services necessary for Lessee’s operations in the Leased Premises.  Lessee shall contract for such utility services in Lessee’s name, with the understanding that the contracting fees and the fees for the supply of such utilities will be paid by Lessee.

ARTICLE 7.           ASSIGNMENT-SUBLEASING

The Lessee shall not transfer, mortgage, pledge or otherwise encumber this Lease, or any interest herein, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed.  Lessee shall have the right to sublease all or a portion of the Leased Premises or to assign this Lease with the prior written consent of the Lessor, but any such subletting or assignment shall not relieve Lessee or Guarantor (as hereinafter defined) of its obligations hereunder including those pertaining to the payment of rent, unless otherwise agreed in writing by the parties.  Notwithstanding anything to the contrary set forth herein, Lessee shall have the right, without the prior written consent of Lessor, to assign the Lease or sublet the Leased Premises to Guarantor or to any affiliate of Guarantor, to any successor of Guarantor resulting from a merger, consolidation or other corporate restructuring, to any entity under the common control of Guarantor, or to any partner or joint venturer of Guarantor.  Despite any such assignment or subletting, Lessee shall at all times remain liable for the payment of rent and for compliance with all of Lessee’s other obligations under the terms, provisions and covenants of this Lease.

ARTICLE 8.           MAINTENANCE AND REPAIRS; ENVIRONMENTAL MATTERS

8.1
Lessor, at Lessor’s sole cost and expense, shall be solely responsible for the prompt maintenance (including preventive maintenance) and repair of all structural components and systems of the Building, including, but not limited to, the roof and gutters, columns, floor slab, exterior walls, foundations, heating and air conditioning systems, plumbing systems, mechanical systems, electrical systems, sprinkler systems, sewer systems and paved areas on the land (i.e., parking lots, walkways, roadways and driveways).  It is agreed and understood by the Lessee that none of its employees, contractors, dependents or representatives may get on the roof for any work whatsoever without the prior authorization from the Lessor, which may not be unreasonably withheld.

8.2
Lessee shall be responsible to maintain the Leased Premises by providing proper janitorial services and making routine and ordinary repairs, restoration, and minor replacements to the Leased Premises that are not otherwise the responsibility of Lessor under Sections 8.1 and 8.3.  Lessor shall not be called upon to make any repairs caused by improper use or negligent acts of the Lessee, its employees, agents or visitors.

8.3
Lessor shall be responsbile for the maintenance and cleanliness of streets, common areas of the Park, as well as for 24-hour security and all other industrial park services, including, but not limited to, lawn and shrubbery, maintenance, parking lot maintenance, walkway maintenance, common area lighting, trash removal, exterior exterminating, exterior painting and roof repairs.  On or prior the tenth (10th) day of each month of the Term, Lessee shall pay to Lessor a monthly maintenance fee of one cent ($0.01 U.S.) per usable square foot of Leased Premises.  The usable square footage of the Leased Premises is set forth in Article 1.

8.4
Lessor shall be fully responsible for the expense and liability associated with any Hazardous Substances (as hereinafter defined) which are now present or which may in the future come to be located (whether by migration through soil or groundwater or otherwise) on or under Leased Premises or Lot 98, excepting only those Hazardous Substances which the Lessor can demonstrate are the result of an active spill by Lessee during Lessee’s operations at the Leased Premises.  In addition, Lessor hereby agrees to pay, discharge, indemnify, release, save and hold harmless Lessee and Lessee’s employees, directors, officers, shareholders, parent companies and agents and each of the foregoing parties’ respective successors and assigns (individually, a “Lessee Indemnitee” and collectively, the “Lessee Indemnities”) from and against all losses, claims, liabilities, damages (including without limitation incidental and consequential damages and lost profits), suits, proceedings, assessments or other actions which may be asserted against or incurred by a Lessee Indemnitee, arising out of or related to the actual or alleged presence or migration of Hazardous Substances on, under, from or into the Leased Premises or Lot 98.

8.5
For purpose of this Agreement, “Hazardous Substances” means any chemical, compound, material mixture, living organism or substance that is now or hereafter defined or listed in or otherwise classified or regulated in any way pursuant to, the  environmental laws of the City of Mexicali, State of Baja California, México as a “hazardous waste, “ hazardous substances,” “hazardous material,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties, including without limitation, ignitability, corrosives, reactivity, carcinogenicity, or toxicity, such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls (PCBs), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

ARTICLE 9.           INSURANCE.

9.1
As of the Lease Commencement Date and throughout the Lease Term, Lessor, at Lessor’s sole cost and expense, shall insure the Leased Premises and the Building against any (i) loss or damage by fire; (ii) loss or damage from all other risks, hazards, or casualties covered by an “Extended Coverage Endorsement” in the State of Baja California, Mexico; and (iii) loss for flood; as well as such other risks as a reasonably prudent owner of similar industrial buildings in the locality where the Building is located would normally insurance against.  Insurance obtained by Lessor pursuant to the terms hereof shall provide for payment in the amount of the full insurable value (expressed in U.S. Dollars, but payable in Mexican Currency at the then present rate of exchange) of the Leased Premises, Building, and other improvements or infrastructure located in the Park. The “Extended Coverage Endorsement” shall include but not be limited to insurance against risks such as: lightning, explosion, hurricane and wind damage, hail, airplane and other vehicles, smoke, earthquakes, strikes, riots, civil disorders & vandalism. The insurance required to be provided by the Lessor under this Article 9 shall be purchased by the Lessor on an annual basis during the Term of this Lease, effective upon the Lease Commencement Date.  Lessor shall deposit certificates of such required insurance with Lessee prior to the Lease Commencement Date.  Said certificates shall evidence that the insurance is in force and state that such policy or policies have been endorsed to provide that they will not be cancelled or materially altered with respect to the Leased Premises except after thirty (30) days’ written notice to Lessee.  Lessee and Guarantor will be named as additional insureds and/or loss payees in any such policies, as appropriate.

9.2
Lessee, at its sole cost and expense, shall insure the contents of the Leased Premises, and maintain general public liability insurance against claims for personal injury, death or property damage occurring upon or about the Leased Premises, in an amount not less than One Million U.S. Dollars ($1,000,000.00).

9.3
The policies obtained by Lessee pursuant to paragraph 9.2 shall provide that no cancellation thereof shall be effective until Lessor has provided with at least thirty (30) days prior written notice.  In addition, within fifteen (15) days of the Lease Commencement Date, the Lessee shall provide the Lessor with certificates evidencing compliance with the requirements of this Article 9.

9.4
Rental Insurance:  During the Lease Term, as same may be extended, Lessor, at Lessor’s sole cost and expense, shall purchase a rent insurance policy which shall provide for the payment of rents during any period of reconstruction or repair of the Leased Premises during periods of rental abatement where the Lessee is unable to utilize the Leased Premises for Lessee’s intended purposes as described in Article 3.

9.5
Waiver of Subrogation.  The parties release each other, and their respective authorized representatives, from any claim for damage to any person or to the Leased Premises or to the fixtures, personal property, or improvements located in the Leased Premises caused by or as a result of any damage insured against under any insurance policies carried by the parties.  All policies of insurance maintained by Lessor and Lessee pursuant to the terms set forth herein shall provide that the insurance company waives all right to recovery by way of subrogation against either party in connection with any damage covered by any policy maintained by either Lessor or Lessee.  If, through reasonable efforts, a party hereto is unable to obtain such waiver of subrogation, such party shall name the other party as an additional insured under its policy in order to accomplish the intent of this provision.

ARTICLE 10.          DESTRUCTION

10.1
In the event of damage to or destruction of the Building or any improvements within the Leased Premises, Lessor will promptly, and at Lessor’s sole cost and expense, make such repairs, restoration or rebuilding to the extent that is necessary to provide the Lessee with a premises of equal utility and design and construction quality to that which existed prior to such damage or destruction; and this Lease shall remain in full force and effect during the time such repairs, restoration or rebuilding are being effected.  During the period of reconstruction and repair, Lessee’s obligation to pay rent shall be abated in proportion to the amount of the Leased Premises rendered untenantable (utilizing the same per square foot rate used to calculate the regular monthly rent prior to the casualty) until the Leased Premises are repaired or restored.

10.2
In the event that such repairs, restoration or rebuilding cannot be accomplished within one hundred and fifty (150) days after the occurrence of the damage or destruction or in the event that Lessor fails to commence repair and restoration of any such damage or casualty within thirty (30) days of the occurrence of the damage or casualty, Lessee may, at its option and without further liability hereunder, terminate this Lease effective immediately upon written notice to the Lessor.  Notwithstanding the foregoing, if fifty-percent (50%) or more of the value of the improvements on the Leased Premises are lost due to such destruction or damage (a) during the last year of the original Lease Term or (b) during the last year of any extension elected by Lessee in accordance with Article 21 below; Lessor may elect to terminate this Lease effective immediately upon written notice delivered to the Lessee within thirty (30) days of such damage, unless otherwise negotiated with Lessee.

ARTICLE 11.           SURRENDER

11.1
Lessee shall, on the last day of the Term of this Lease including all extensions thereof, surrender and deliver the Leased Premises into the possession and use of the Lessor without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time, and except for damage caused by fire or other casualty.  For purposes hereof, the parties shall, within a term of one (1) month prior to the end of the Lease Term, effect a joint inspection of the Leased Premises in order to determine the condition of the Leased Premises.

11.2	All signs, inscriptions, canopies and installations of like nature made by Lessee shall be removed at or prior to the expiration of the term of this Lease.

11.3
All furniture, trade fixtures and business equipment installed by Lessee shall remain the property of the Lessee and may be removed by Lessee at any time during or at the end of the Lease Term.  Lessee shall, at its own expense, repair all damage to the Leased Premises resulting from the installation or removal of its furniture, trade fixtures and business equipment.  All furniture, trade fixtures, or business equipment no so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated sold, stored, destroyed, or otherwise disposed of by Lessor without notice to Lessee.

ARTICLE 12.          HOLDOVER

In the event this Lease is not extended pursuant to Article 21 prior to the termination date, the Lessee shall, at the termination of the Lease by lapse of time or otherwise, yield up immediate possession of the Leased Premises to Lessor.  The failure of Lessee to relinquish the Leased Premises on such date will result in the Lessee being deemed a month-to-month tenant having the same obligations as those existing prior to the expiration except that monthly base rent shall equal the sum of one and one-half (1 ½) months’ rent (as calculated based on the rent paid during the last year of the Term, increased by three percent (3%) in accordance with Section 5.2) plus other charges payable pursuant to the terms of this Lease and such tenancy shall be subject to termination by either party upon one month’s prior written notice.

ARTICLE 13.           LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS.

If Lessee shall at any time fail to perform any one or more of its agreements made in this Lease, Lessor, after ten (10) days written notice to Lessee (or without notice in the case of an emergency) and without waiving or releasing Lessee from any of its obligations contained in this Lease, may but shall be under no obligation to perform any act to be performed by Lessee as provided in this Lease, and may enter upon the Leased Premises for that purpose and take all such actions thereon as may be necessary therefore.  All sums paid by Lessor and all costs and expenses incurred by Lessor in connection with the performance of any such obligation of Lessee shall be payable by Lessee to Lessor on demand upon presentment.

ARTICLE 14.           LESSEE’S RIGHT TO PERFORM LESSOR’S COVENANTS.

If Lessor shall at any time fail to perform any one or more of its agreements made in this Lease, Lessee, after ten (10) days written notice to Lessor (or without notice in the case of an emergency) and without waiving or releasing Lessor from any of its obligations contained in this Lease, may but shall be under no obligation to perform any act to be performed by Lessor as provided in this Lease, and may take all such actions thereon as may be necessary therefore.  All sums paid by Lessee and all costs and expenses incurred by Lessee in connection with the performance of any such obligation of Lessor, shall be payable by Lessor to Lessee on demand upon presentment.

ARTICLE 15.           ENTRY ON THE LEASED PREMISES BY LESSOR.

15.1
So long as Lessor complies with the terms of Sections 15.2 and 15.3 below, Lessee shall permit Lessor or its authorized representatives to enter the Leased Premises during Lessee’s usual business hours for the purpose of inspecting the same and performing any work therein that may be required of Lessor pursuant to the terms of Articles 8, 10 and 13 of this Lease, without interfering with Lessee’s activities within the Leased Premises.

15.2
Lessor shall have the right to enter the Leased Premises at all reasonable times during Lessee’s usual business hours for the purpose of showing the same to prospective purchasers of the Leased Premises and within a six months period prior to the expiration of this Lease, or any extension thereof, for the purpose of showing the same to prospective lessees, without interfering with Lessee’s activities.

15.3
Except in case of emergency, the Lessor shall at all times give twenty-four (24) hours advance written notice to the Lessee before entering the Leased Premises and the Lessee shall have the right to escort any representatives of the Lessor and prospective clients about the Leased Premises.

ARTICLE 16.           SECURITY DEPOSIT AND GUARANTIES.

16.1
Lessee shall deposit with Lessor the sum of Ten Thousand Dollars ($10,000.00)  as a “Security Deposit” within ten (10) days after the execution of this Lease. The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms of this Lease.  In the event of any default by Lessee in Lessee’s performance hereunder, Lessor may, but is not obligated to, apply said sum or any part thereof toward the curing of any such default and/or toward compensating Lessor for any loss or damage arising from such default.  Upon the expiration or earlier termination of the Lease and Lessee’s surrender of the Leased Premises, Lessor shall return the Security Deposit to Lessee no later than ten (10) calendar days after the termination of the Lease so long as Lessee is not in default under the Lease or otherwise liable to Lessor.

16.2
Lessee shall deliver to the Lessor, a guaranty from Leonard’s Metal, Inc., a subsidiary of LMI Aerospace, Inc. (“Guarantor”) for the payment of rent due hereunder.  The form of “Guaranty” is attached hereto as Exhibit F.  Such Guaranty shall be delivered to Lessor no later than ten (10) business days after the date of execution of this Lease.

ARTICLE 17.           SUBORDINATION.

Lessee agrees, at the request of Lessor, to subordinate this Lease (including any extensions) to any mortgage or security interest placed upon the Leased Premises, provided that the holder of such mortgage or security interest agrees not to disturb the exclusive possession and other rights of Lessee under this Lease.  In the event of acquisition of title by said holder of such mortgage or security interest through foreclosure proceedings or otherwise, and as consideration for the Subordination Agreement of Lessee, the holder of such mortgage or security interest agrees to accept Lessee under this Lease and to perform the Lessor’s obligations hereunder and Lessee agrees to recognize the holder of such mortgage or security interest, or any other person acquiring title to the Leased Premises, as Lessor hereunder; provided, however that in no event shall the same relive Lessor of its obligations hereunder.  Lessor agrees to provide Lessee promptly after execution of this Lease with executed commercially reasonable non-disturbance agreements in favor of Lessee from any and all ground lessors, mortgage holders and other lien holders now in existence (or that come into existence at any time prior to the expiration of the Lease) in a form reasonably satisfactory to Lessee.  In the event Lessor fails to deliver to Lessee such executed non-disturbance agreements from all such parties within thirty (30) days after the date of this Lease (or within thirty days after the same come into existence during the term of the Lease), Lessee shall have the option to terminate this Lease effective immediately upon written notice to Lessor; and neither Lessee nor Lessor shall have any further liability or obligation under this Lease.  Lessee and Lessor agree to execute and deliver any other appropriate instruments necessary to carry out the agreements contained in this Article 17.

ARTICLE 18.          EVENTS OF DEFAULT.

18.1	The occurrence of any one or more of the following events shall constitute an “Event of Default” of this Lease by Lessee:

(a) The failure by Lessee to make any payment of rent on or prior to the tenth (10th) of each month or any other payment required of Lessee under this Lease when due.  Upon such failure by Lessee to make its timely payment of rent, Lessor shall send a written statement to Lessee and Guarantor indicating the default and provide Lessee ten (10) calendar days to cure the default.  Lessee’s failure to cure the default described herein, or Guarantor’s failure to cure such default of Lessee, shall be considered an Event of Default without further notice, and Lessor may exercise its remedies as enumerated herein.  After Lessor has provided Lessee and Guarantor three such notices at any time during the Lease Term, Lessor shall be relieved of the notice obligations imposed upon it by this sub-paragraph (a) of Section 18.1, and Lessee shall no longer have the default cure rights enumerated herein;

(b)  Except as provided in sub-paragraph 18.1(a) above, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease, where such Event of Default shall continue for a period of thirty (30) calendar days after receipt by Lessee and Guarantor of written notice thereof from Lessor; provided, however, that if the nature of Lessee’s default is such that it cannot be cured solely by payment of money and more than thirty (30) calendar days may be reasonably required for such cure, then Lessee shall not be deemed to be in default if Lessee or Guarantor shall commence such cure within such thirty (30) calendar day period and thereafter shall diligently prosecute such cure to completion;

(c)	(i) The making of any general arrangement or any assignment by the Lessee for the benefit of creditors;

(ii) The filing by or against Lessee of a petition to have Lessee adjudged an insolvent, or a petition of reorganization or arrangement under any law relating to insolvency (unless such petition is dismissed within ninety (90) days of filing);

(iii) The appointment, execution or other judicial seizure of all or substantially all of Lessee’s assets (unless such attachment, execution or judicial seizure is dismissed within ninety (90) days from the date in which this occurs.)

(iv) The attachment, execution or other judicial seizure of all or substantially all of Lessee’s assets (unless such attachment, execution or judicial seizure is dismissed within ninety (90) days from the date in which this occurs).

18.2
Upon any Event of Default, and except as otherwise provided herein, Lessor, in addition to other rights or remedies it may have, shall have the right to terminate this Lease ten (10) days after Lessee receives Lessor’s written notice of termination.

18.3
Lessor will be in default under the terms of this Lease if Lessor shall fail to perform or observe any of its obligations contained in this Lease, and such failure continues for a period of ten (10) days after Lessee shall have given Lessor written notice specifying such failure which may be cured solely by the payment of money, and thirty (30) days after Lessee shall have given Lessor written notice specifying such failure which may not be cured solely by the payment of money.  In the event of a default by Lessor which Lessor fails to cure after notice thereof, Lessee shall have all rights and remedies available to it under applicable law.  Lessee, may in its sole discretion, cure such nonperformance and offset against monthly rent payments due Lessor, such provable damages owing Lessee by Lessor.

ARTICLE 19.           INDEMNIFICATION.

With regard to the Leased Premises, Lessor agrees to indemnify, defend and save Lessee, its agents, representatives and employees against, and hold Lessee, its agents, representative and employees harmless from any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including, without limitation, attorneys’ fees and court costs) for personal injury or property damage which may be made against the Lessee during the Lease Term, and which arise out of the negligent or tortious conduct of the Lessor, its servants, employees, agents, assignees, representative, licensees or invitees.  Lessee agrees to indemnify, defend and save Lessor, its agents, representatives and employees against and hold Lessor, its agents, representatives and employees harmless from and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including, without limitation, attorneys’ fees and court costs) for personal injury or property damage which may be made against Lessor during the Lease Term, and which arise out of the negligence or tortious conduct of the Lessee, its servants, employees, agents, assignees, representatives, licensees or invitees.

ARTICLE 20.          QUIET ENJOYMENT.

Lessor covenants that the Lessee shall, upon paying the rent and observing the other covenants and conditions contained herein, have peaceful and quiet enjoyment of the Leased Premises during the Lease Term, without hindrance, ejection or molestation by the Lessor, any person or persons claiming under the Lessor, or any other lessee of the Lessor.

ARTICLE 21.          RENEWAL OF LEASE.

Lessee shall have the right to extend the Term of the Lease Agreement upon the terms, covenants, and conditions set forth herein, for one (1) additional period of five (5) years (“Extension Period”).  The monthly rent for each year of the Extension Period shall be calculated in accordance with Section 5.2.  The option shall be exercised at the sole discretion of the Lessee in writing, and shall be delivered to Lessor at least four (4) months prior to the expiration of the then current Lease Term.  It is agreed and understood by the Lessee that in the event the option for the Extension Period is exercised, Lessee shall deliver a Guaranty in favor of Lessor in a substantially similar form to the Guaranty attached hereto as Exhibit F executed by Leonard’s Metals, Inc. or such other related entity as agreed by the parties.

ARTICLE 22.          OPTION FOR MODULE B

During the first year of the Term of the Lease, Lessee shall have an option to expand the Leased Premises to include Module B of the Building as shown on Exhibit C attached hereto (“Module B”) (it being the understanding of the parties that the new monthly rental payment shall be calculated by multiplying the rental rate set forth in Section 5.1 by the square footage of the Leased Premises taking into account the square footage of Module B).  After the first year of the Lease Term, Lessee shall have a right of first refusal for Module B (it being the intent of the parties that Lessee shall have the right to match any offer for ten (10) days after receipt of written notice from Lessor of a bonafide offer from a party unrelated to Lessor to lease Module B).  Should Lessee decide to exercise its right of first refusal on the additional module, Lessee shall provide Lessor with written notice of such decision within ten (10) days after Lessee’s receipt of notice of the initial offer from Lessor.  Should Lessee decide to exercise its option to lease Module B during the Term hereof, Lessor and Lessee shall mutually agree to either enter into either an amendment to this Lease or a new lease which redefines the Leased Premises to include Module B and sets forth the new monthly rental rate.  Notwithstanding the foregoing, any new lease or amendment to this Lease entered into between the parties pursuant to this Article 22 shall include language which sets forth a term or extends the Term for a period of at least five (5) years commencing on the execution date of the amendment or the new lease, which shall occur at least ninety (90) days after Lessor’s receipt of written notice from Lessee of Lessee’s desire to exercise its option to lease Module B.  It is agreed by the parties that, in the event the parties enter into a new lease pursuant to the terms of this Article 22, Lessee shall cause a guaranty, similar to the Guaranty granted to Lessor pursuant to Exhibit F hereto, be granted to Lessor.

ARTICLE 23.          EXPANSION.

If Lessee requires more industrial space in addition to Module B or in the event Lessee does not exercise its option to lease Module B, Lessor agrees to use its best efforts to provide the additional space adjacent to the Leased Premises as depicted on Exhibit H attached hereto and incorporated herein (the “Adjacent Space”).  If the Adjacent Space cannot be delivered, Lessor shall provide another building (owned by Lessor) to provide the total industrial space required by Lessee.  If Lessee agrees to move into another building owned by Lessor, Lessor agrees to (i) reimburse Lessee for all moving expenses incurred by Lessee in connection with the move and (ii) pay for fifty percent (50%) of the tenant improvements to be constructed in the new space.  If Lessee decides to exercise its option to expand into the Adjacent Space or if parties agree on a new building to which Lessee can move its operations, the parties hereto shall either (i) execute an amendment to this Lease which redefines the Leased Premises to include the Adjacent Space or substitute the new building as the Leased Premises and recalculates rent by multiplying the rental rate set forth in Section 5.1 by the new square footage of the Leased Premises or (ii) enter into a new lease agreement under similar terms and conditions as those set forth herein.  Notwithstanding the foregoing, any new lease or amendment to this Lease entered into between the parties pursuant to this Article 23 shall include language which sets forth a term or extends the Term for a period of at least five (5) years commencing on the execution date of the amendment or the new lease or such other date as set forth therein.  It is agreed by the parties that in the event the parties enter into a new lease pursuant to the terms of this Article 23, Lessee shall cause a guaranty, similar to the Guaranty granted to Lessor pursuant to Exhibit F hereto, be granted to Lessor.

ARTICLE 24.          NOTICES.

Whenever it shall be necessary or desirable for either of the parties to serve any notice of demand upon the other party pursuant to the provisions of this Agreement, such notice or demand shall be served personally, or by registered or certified mail, return receipt requested, sent to the addresses set forth hereunder, until otherwise directed in writing by the party which wishes to change its address:

Lessor:	INMOBILIARIA LA RUMOROSA, S.A. DE C.V. Av. Eucalipto y Venustiano Carranza 2399 Col. Rivera, Mexicali, B.C. Mexico
Lessee:	IVEMSA S.A. DE C.V. Circuito Internacional Sur # 21 Parque Industrial Nelson, Mexicali, B.C. México

ARTICLE 25.          ENTIRE AGREEMENT.

This Agreement and its Exhibits contain all the agreements and conditions between the parties.  Therefore, the parties hereto agree that with the execution of this Agreement, any prior agreements have been duly fulfilled and complied with, except as set forth hereunder.

ARTICLE 26.          AMENDMENTS.

This agreement may only be modified by a written agreement signed by the authorized representatives of the Lessor and Lessee.

ARTICLE 27.          SEVERABILITY.

If any term or provision of this Lease shall be illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning that renders it valid.

ARTICLE 28.          RECITALS.

The recitals of this Lease, shall be considered a part of this Agreement and shall be binding on all parties hereto.

ARTICLE 29.          LANGUAGE.

This agreement shall only be executed and delivered in English.  Any translations of this Lease into Spanish for ease of reference shall be considered secondary to the executed English version and shall be of no force or effect in the event a dispute arises regarding the terms of this Lease. For all official purposes and in case of litigation only the English version shall be used, and at all times the English version shall control.

ARTICLE 30.          GOVERNING LAW, JURISDICTION AND ARBITRATION.

30.1	This Agreement shall be governed by the laws of the Republic of Mexico and the State of Baja California.

30.2
The parties shall in first instance endeavor to resolve any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof (a "Dispute") by amicable negotiation among the parties.  The Guarantor shall be permitted to participate in any such negotiation.  Any party may commence such negotiations by giving notice (the "Dispute Notice") to the other party and the Guarantor that refers to this provision of the Agreement.

30.3
In the event negotiations are not successful within 30 days after the Dispute Notice, the Dispute shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the UNCITRAL Rules in effect at the time of the arbitration except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be the City of Mexicali and it shall be conducted in English. The arbitration shall be conducted by a sole arbitrator, who shall be selected by agreement of the parties and the Guarantor or, failing such agreement after 5 days' demand, in accordance with the UNCITRAL Rules.

30.4	The Guarantor shall be permitted to participate fully in the arbitration, with its own counsel if it so chooses. The proceedings shall be confidential.

30.5
The arbitrator shall follow the terms of this Agreement, in preference to principles of equity or custom and practice, in rendering the arbitral decision and award.  The arbitral decision and award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorney's fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.  Enforcement may be sought under the UN Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

ARTICLE 31.          REASONABLE CONSENT.

Except as limited elsewhere in this Lease, wherever in this Lease Lessor or Lessee is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld or delayed.

ARTICLE 32.          WAIVER.

No covenant, term, or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition.  Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term, or condition, unless otherwise expressly agreed to by Lessor in writing.

ARTICLE 33.          FORCE MAJEURE.

Neither Lessor nor Lessee shall be deemed to have failed or delayed in making any required repairs or replacements or performing any work or other obligation under this Lease, except the payment of rent pursuant to Article 5, if the party whose act is delayed is unable to make or is delayed in making any repair or performing work or such other obligation called for herein (i) by reason of strikes or labor troubles, (ii) by reason of governmental preemption in connection with a national emergency, (iii) by reason of fire, casualty or other acts of God or (iv) by reasons of any other cause whatsoever beyond said party’s reasonable control.  Said party shall in each instance exercise reasonable diligence to effect performance when such delaying condition is no longer present.

ARTICLE 34.          SIGNAGE.

Lessee shall not place any exterior identification signs on the Building without the prior written consent of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.  Lessor reserves the right to place other signage on the property owned by Lessor within which the Leased Premises are located.  Lessor and Lessee agree that Guarantor shall have the right to have its name on (i) all Park directories, if any, (ii) all exterior doors leading into the Leased Premises, (iii) any monument signage now or hereafter located at the entrance to the Building or Park which has tenant names on it, and (iv) on the exterior of the Building in a form and manner mutually agreeable to both Lessor, Lessee, and Guarantor.  Lessee shall pay for the reasonable cost of such signage and the location and specifications for such signage shall be subject to the prior approval of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 35.           EXHIBITS.

The following exhibits are attached hereto and become a part of this Lease:

1.	Exhibit A – Authority of Pablo Charvel Orozco
2.	Exhibit B – Master Parcel Legal Description
3.	Exhibit C – Master Parcel Drawing and Depiction of Leased Premises
4.	Exhibit D – Authority of Sergio Taglapietra Nassri
5.	Exhibit E – Rules and Regulations of Park
6.	Exhibit F – Guaranty
7.	Exhibit G - Finish Work
8.	Exhibit H – Adjacent Space

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed and delivered as of the date first written above.

Lessor: INMOBILIARIA LA RUMOROSA, S.A. DE C.V	Lessee: IVEMSA S.A. DE C.V.
/s/ Pablo Charvel Orozco	/s/ Sergio Tagliapietra Nassri
By: Pablo Charvel Orozco	By: Sergio Tagliapietra Nassri
Title: Attorney-in-fact	Title: Attorney-in-fact
Place:Mexicali, B.C.Date: 1/02/2006	Place: Mexicali,B.C. Date: 2006

WITNESSES:

/s/ Ricardo Medina	/s/ Rodolfo Andrade
Ricardo Medina	Rodolfo Andrade

EXHIBIT “F”

GUARANTY

WHEREAS, INMOBILIARIA LA RUMOROSA, S.A. DE C.V. (“hereinafter referred to as “COMPANY”) is the owner of certain real property described as a portion of lot 98 (ninety eight) of Colonia Rivera, of the city of Mexicali, Baja California, Mexico (hereinafter referred to as the “REAL PROPERTY”);

WHEREAS, IVEMSA S.A. DE C.V. (hereinafter referred to as “TENANT”), wishes to lease from the COMPANY the REAL PROPERTY (as referred to in the “Lease”) an industrial building built thereon by the COMPANY.

WHEREAS, this Guaranty is given by LEONARD’S METAL, INC., (hereinafter referred to as “GUARANTOR”), to induce COMPANY to enter into a Lease Agreement with TENANT, dated January 7th, 2006, (the “Lease”).

NOW THEREFORE, in consideration of the foregoing, it is agreed:

1.           OBLIGATION OF THE GUARANTOR. GUARANTOR unconditionally guarantees to COMPANY, its successors and assigns, the prompt, full and complete payment and performance to COMPANY of all the conditions, covenants, obligations, liabilities and agreements of the TENANT as set forth in the Lease dated January 7th, 2006 by and between COMPANY and TENANT or any extension thereof or amendment thereto (the Lease and extensions are collectively referred to herein as the “Lease”).  This Guaranty extends to and includes any and all interest due or to become due, together with all attorneys’ fees, cost and expenses of collection incurred by COMPANY in connection with any matter covered by this Guaranty or the Lease.

2.           TERM OF GUARANTY.  The liability of the GUARANTOR shall continue until payment is made and performance given pursuant to every obligation of the TENANT now due or hereafter to become due in accordance with the terms of the Lease, and until payment is made of any loss or damage incurred by COMPANY with respect to any matter covered by this Guaranty or the Lease, except to pay COMPANY’S attorneys’ fees, costs and expenses of collection incurred in proceeding against GUARANTOR hereunder.

This Guaranty shall be irrevocable.  Nothing contained herein shall impose upon GUARANTOR any greater or different liability than is or may be imposed on said TENANT under the Lease.

3.           CONSENT TO COMPANY’S ACTS.  GUARANTOR consents, without affecting GUARANTOR’S liability to COMPANY hereunder, that COMPANY may, without notice to or consent of GUARANTOR, upon such terms as it may deem advisable:

a.           Extend, in whole or in part, by renewal or otherwise, any time of payment or performance on the part of TENANT, provided for in the Lease.

b.           Release, surrender, exchange, modify or extend any period or duration, or any time for performance or payment impair on the part of TENANT, required by the Lease, and

c.           Settle or compromise any claim of COMPANY against TENANT or against any other person, firm or corporation whose obligation is held by COMPANY under the Lease.

GUARANTOR hereby ratifies and affirms any such extension, renewal, release, surrender, exchange, modification, impairment settlement or compromise and all such acts shall be binding upon GUARANTOR who hereby waives all defense, counterclaims or offsets which GUARANTOR might have solely by reason thereof.

4.           WAIVER OF GUARANTOR.  GUARANTOR waives:

a.	Notice of acceptance of this Guaranty by COMPANY:

b.
Notice of the failure of any person, firm or corporation to pay to COMPANY any indebtedness held by COMPANY as collateral security for any obligation of TENANT under the Lease, unless otherwise provided for in the Lease;

c.
In its case, any defects in perfection of the assignment and pledge of the rents by failure to record the Lease or any instrument or assignment and pledge in the respective Public Registry of Property and Commerce under Mexican Law;

Notwithstanding the above, Company shall provide information to GUARANTOR regarding any notice of presentment, notice of nonperformance, notices of dishonor and notices of the existence, creation or incurring of new or additional indebtedness or obligations, demands for payment or performance or protest of any obligation of TENANT to COMPANY under the Lease, unless otherwise provided for in the Lease; allowing GUARANTOR to cure any breach on behalf of TENANT prior to initiation of any action by COMPANY against either TENANT and/or COMPANY.

5.           REPRESENTATIONS BY GUARANTOR.  GUARANTOR represents and warrants that at the time of execution and delivery of this Guaranty nothing exists to impair the effectiveness of the liability of GUARANTOR to COMPANY hereunder, or the immediate taking effect of this Guaranty as sole agreement between the GUARANTOR and COMPANY with respect to guaranteeing all of TENANT’S obligations to COMPANY under the Lease.

GUARANTOR further represents and warrants that GUARANTOR is authorized to execute and deliver this Guaranty and that the person executing this Guaranty is authorized to execute the same for and on behalf of GUARANTOR.

6.           REMEDY OF COMPANY.  In the event of any default on the part of TENANT as defined in the Lease, COMPANY will proceed in the first instance against TENANT, to collect any obligation assumed by TENANT under the Lease, and thereafter GUARANTOR or any other person, firm or corporation but without first resorting to any property at any time held by COMPANY and without first resorting to any property at any time held by COMPANY as security.

7.           MODIFICATION OF AGREEMENT.  The whole of this Guaranty is herein set forth and there is no verbal or other written agreement affecting the terms hereof.  This Guaranty can be modified only by written instrument signed by the GUARANTOR and the COMPANY.

8.           NON-WAIVER BY COMPANY.  The liability of GUARANTOR under this Guaranty shall not be affected by the insolvency of COMPANY or TENANT, at any time or by the acceptance by COMPANY of security, notices, acceptance, drafts or checks or by assignment, foreclosure of the other dispositions thereof by COMPANY presenting or providing for allowance any secured unsecured claim or demand or by COMPANY’S acceptance of any plan or reorganization, settlement, compromise, dividend, payment or distribution, and GUARANTOR shall not be entitled to claim any right in or benefit by reason of any such plan or reorganization, settlement, compromise, dividend, payment or distribution, or in or by reason of any security held by COMPANY, or the proceeds or other disposition thereof, unless and until all of said obligation, liabilities and indebtedness, together with interest, attorney’s fees and costs due to COMPANY under this Guaranty or under the Lease, shall have been paid in full.  Nothing contained in this Agreement shall alter any of the rights or remedies of COMPANY against TENANT.  GUARANTOR authorizes COMPANY, prior without notice or demand and without affecting the liability of GUARANTOR hereunder, from time to time to:

a.
Renew, compromise, extend, accelerate, or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof under the Lease, including increase or decrease of any amounts due thereunder or any rate of interest specified therein provided that such renewal, compromise, extension, acceleration or other change is made pursuant to the terms of the Lease;

b.	Take and hold security for the payment of this GUARANTY or indebtedness guaranteed and exchanged, enforced, waived, release any such security;

c.	Apply such security and direct the order or manner of sale thereof as COMPANY in its discretion may determine; and

d.
COMPANY may assign this Guaranty in whole or in part provided that GUARANTOR shall remain liable for their obligations hereunder unless released therefrom by COMPANY or its successors and provided further COMPANY authorizes such assignment and release in writing.

9.           APPLICABLE LAW.  This Guaranty is made in the State of Missouri, USA, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of such State.  It is hereby expressly understood and agreed by the parties that in the event a dispute should arise as to the performance of the obligations pursuant to this Guaranty, any action relating to this Guaranty shall be instituted and prosecuted in the courts of the County of St. Louis in the State of Missouri, USA, and each party hereby submits to such Jurisdiction and waives the right to change the venue.

10.           MISCELLANEOUS PROVISIONS.  GUARANTOR agrees to pay to COMPANY attorney’s fees and all other costs and expenses which may be incurred by the COMPANY in the collection or efforts to collect the indebtedness owed by TENANT to COMPANY pursuant to the Lease or in the collection or efforts to collect or enforcement of the sums due under this Guaranty, provided that if GUARANTOR is the prevailing party in any action or proceeding to enforce this Guaranty or collection of amounts allegedly due hereunder, COMPANY shall pay GUARANTOR a reasonable attorney’s fee and other costs and expenses which may be incurred by GUARANTOR.  The paragraph heading of this Guaranty are not part of this Guaranty and shall have no effect upon the construction of interpretation of any part hereof and are inserted herein for convenience only.  In the event that any provision hereof or any portion of any provision hereof shall be deemed to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other portion of said provision or any provision herein.  All remedies herein conferred upon COMPANY shall be cumulative and no one exclusive of any other remedy conferred herein or by law or equity.  Time is of the essence in the performance of each and every obligation herein imposed.

GUARANTOR represents and warrants that it has all requisite power and authority to enter into this Guaranty and that neither the execution or delivery of this Guaranty or the consummation hereof nor the performance of the terms hereof will conflict with or result in a breach of the terms, conditions or provision of or constitute a default under or result in the creation of any lien pursuant to any other agreement or instrument under which GUARANTOR is obligated.

11.           ACKNOWLEDGMENT OF ASSIGNMENT.  In the event this Guaranty is assigned to a bank or other lending institution the, GUARANTOR shall furnish to such assignee a letter stating that the GUARANTOR shall acknowledge receipt of notice of any assignment by COMPANY of this Guaranty; that this Guaranty is in full force and effect, that no change to this Guaranty as originally executed have been made; that the GUARANTOR will not enter into any modification of this Guaranty without first obtaining prior written approval thereof from said assignee; that said assignee may rely solely upon the Guaranty with respect to the assignee’s right to receive the rents and performance of TENANT’S other obligations in accordance with the terms of the Lease; and that all payments made thereafter shall be made to the assignee at such times not in conflict with those permissible under the Lease.

12.           NOTICE OF DEFAULT.  Notwithstanding any provision to the contrary herein expressed or implied, no claim of default on the part of TENANT or on part of GUARANTOR shall be made hereunder unless and until notice of such default has been given to TENANT as provided in the Lease and copy thereof mailed to GUARANTOR by first class certified mail, postage prepaid at the following address:

Leonard’s Metal, Inc.
c/o LMI Aerospace, Inc.
2600 Mueller Road
St. Charles, MO 63301
Attn: Mr. Michael Biffignani

13.           SUCCESSOR BOUND.  This Guaranty is binding jointly and severally upon GUARANTOR and its legal representatives and successors and shall inure to the benefit of COMPANY, its legal representatives, successor and assignees.

14.           TENANT ACKNOWLEDGMENT.  In connection with Tenant’s performance of its obligations under the Lease, Tenant acknowledges and agrees to (i) undertake all acts or omissions as may be directed by Guarantor, in Guarantor’s sole discretion, so long as such acts or omissions do not conflict with applicable laws, rules or regulations; (ii) obtain the written consent of Guarantor prior to exercising any option for additional space or right of renewal set forth in the Lease; (iii) indemnify and hold Guarantor harmless for all claims, demands, losses, liabilities, costs, expenses, obligations and damages which arise or result from or relate to Tenant’s negligence or willful misconduct and/or Tenant’s breach of the Lease.

IN WITNESS WHEREOF, the parties have signed this Agreement on January 7th, 2006.

GUARANTOR
LEONARD’S METAL, INC.

By:	/s/ Mike Biffignani

Name:	Mike Biffignani

Title:	CIO

COMPANY
INMOBILIARIA LA RUMOROSA, S.A.DEC.V.

By:	/s/Paflo Charvel
PAFLO CHARVEL
Its:	Legal Representative